UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)On April 7, 2020, Pacific Drilling S.A. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) stating that the Company does not currently satisfy the minimum share price standard for continued listing of the Company’s common shares. Specifically, on April 6, 2020, the 30 trading-day average closing price per share of the Company’s common shares was below $1.00, the minimum average share price required for continued listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with this continued listing standard and avoid delisting.  As required by NYSE rules, the Company will notify the NYSE that it intends to cure the share price deficiency and is considering all available options to return to compliance with this continued listing criteria. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the last 30 trading-day period ending on the last trading day of that month. If at the expiration of the cure period (October 7, 2020), both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures.

The Company’s common shares continue to be listed and to trade on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements. The Company’s common shares will continue to trade on the NYSE under the symbol “PACD” but will have an added designation of “.BC” to indicate the status of the common shares as “below compliance.” The NYSE notification does not affect the Company’s Securities and Exchange Commission reporting requirements. The Company’s receipt of this notification did not affect any of the Company’s existing contractual or debt obligations.

Item 8.01Other Events.

On April 10, 2020, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 10, 2020, titled “Pacific Drilling Announces Receipt of Notice of Noncompliance from the New York Stock Exchange”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pacific Drilling S.A. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

PACIFIC DRILLING S.A.

Dated: April 10, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary